UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective March 14, 2016, the Company, Platinum Partners Value Arbitrage Fund L.P., Platinum Partners Liquid Opportunity Master Fund L.P., Platinum-Montaur Life Sciences, LLC, Platinum Management (NY) LLC, Platinum Liquid Opportunity Management (NY) LLC and Mark Nordlicht (collectively, “Platinum”) entered into an agreement (the “Agreement”) whereby Platinum reaffirmed its obligations to make loans to the Company under the July 25, 2012 Loan Agreement, as amended, which provides for loans to the Company in an aggregate principal amount of up to $35 million. As part of the Agreement, the Company also agreed to elect two persons to its Board of Directors to fill existing vacancies, both of whom were nominated by two other stockholders. Dr. Mark Greene will serve for a term expiring at the 2017 annual meeting of stockholders, and Dr. Anthony Fiorino will serve for a term expiring at the 2018 annual meeting. The election of each director will take effect following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and upon the execution and delivery by the director of a director agreement and director questionnaire in the form requested by the Company.

Additionally, the Agreement provides that Brendan A. Ford will resign as a director of the Company immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Finally, the Agreement contains certain standstill provisions whereby Platinum agreed to refrain for a period of 18 months from taking certain actions potentially affecting control of the Company. The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On March 14, 2016, the Company issued a press release entitled “Navidea and Platinum Enter Into Agreement Reaffirming Loan Obligations and Agreeing to Standstill Provisions.” A copy of the Company’s March 14, 2016 press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

10.1

Agreement dated as of March 14, 2016 by and among the Company, Platinum Partners Value Arbitrage Fund L.P., Platinum Partners Liquid Opportunity Master Fund L.P., Platinum-Montaur Life Sciences, LLC, Platinum Management (NY) LLC, Platinum Liquid Opportunity Management (NY) LLC and Mark Nordlicht.

99.1	Press Release, dated March 14, 2016, entitled “Navidea and Platinum Enter Into Agreement Reaffirming Loan Obligations and Agreeing to Standstill Provisions.”

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: March 18, 2016	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer

3